Exhibit 10.1

EXECUTION VERSION

REVOLVING PROMISSORY NOTE

Dated as of June 25, 2024

between

EXELTIS USA, INC.

and

AGILE THERAPEUTICS, INC.

REVOLVING PROMISSORY NOTE

Up to $8,000,000	June 25, 2024

FOR VALUE RECEIVED, AGILE THERAPEUTICS, INC., a  Delaware corporation (“Borrower”), hereby promises to pay to the order of EXELTIS USA, Inc., a New Jersey corporation (the “Lender”), or its registered assigns, on the Stated Expiry Date (as hereinafter defined) or earlier as hereinafter provided the principal sum of up to EIGHT MILLION DOLLARS ($8,000,000) (the “Commitment Amount”).

WHEREAS, concurrently herewith, Borrower, Exeltis Project, Inc. and Insud Pharma, S.L. (“Parent”) are entering into an Agreement and Plan of Merger dated the date hereof regarding the proposed business combination described therein (the “APM”).  Terms used but not defined herein shall have the meaning given them in the APM.

NOW THEREFORE the parties agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms used in this Note and the other Loan Documents shall have (unless otherwise provided elsewhere in this Note or such Loan Documents) the following respective meanings:

1.1“Availability Period” means any period after the Closing Date and ending upon the Stated Expiry Date.

1.2“Borrowing” means the making of a Loan pursuant to this Note.

1.3“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

1.4“Closing Date” means the date on which this Note is executed by each party hereto.

1.5“Code” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Note relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

1.6“Collateral” has the meaning set forth in the Security Agreement.

1.7“Collection Account” means any account, bank and ABA number designated by Lender as the Collection Account upon reasonable prior written notice to Borrower.

1.8“Commitment Amount” is defined in the Preamble.

1.9“Default” means any Event of Default or any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

1.10“Default Rate” is defined in Section 2.3.

1.11“Dollars” or “$” means lawful currency of the United States of America.

1.12“Event of Default” is defined in Section 10.1.

1.13“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

1.14“Fees” means any and all fees payable to Lender pursuant to this Note or at law.

1.15“Indemnified Liabilities” and “Indemnified Person” have the respective meaning assigned to them in ARTICLE VII.

1.16“Index Rate” means, for any day, a rate per annum equal to the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by Lender) or any similar release by the Federal Reserve Board (as determined by Lender).  Any change in the Index Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “bank prime loan” rate for such period.

1.17“Interest Rate” means a rate per annum equal to the Index Rate.

1.18“IRC” and “IRS” mean respectively, the Internal Revenue Code of 1986 and the Internal Revenue Service, and any successor thereto.

1.19“Lien” means any mortgage, security deed or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction).

1.20“Loan Documents” means this Note, the APM, the Security Agreement and any Loan Requests.

1.21“Loan Request” is defined in Section 3.3.

1.22“Loans” means the loans evidenced by this Note and any renewals, extensions, revisions, modifications or replacements therefor or thereof.

1.23“Material Adverse Effect” means any event (i) that is a Material Adverse Effect under the APM or (ii) that has a material adverse effect on (x) the Borrower’s ability to pay or perform the Obligations under the Loan Documents or (y) Lender’s rights and remedies under this Note and the other Loan Documents.

1.24“Note” means this Promissory Note executed by Borrower in favor of Lender.

1.25“Obligations” means all loans, advances, debts, expense reimbursements, fees, liabilities, and obligations for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or amounts are liquidated or determinable) owing by Borrower to Lender, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, whether arising under any of the Loan Documents or under any other agreement between Borrower and Lender, and all covenants and duties regarding such amounts.  This term includes all principal, interest (including interest accruing at the then applicable rate provided in this Note after the maturity of the Loans and interest accruing at the then applicable rate provided in this Note after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to any Borrower under any of the Loan Documents, and all principal and interest due in respect of the Loans.

1.26“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).

1.27“Permitted Liens” means the following encumbrances:  (a) Liens for taxes or assessments or other governmental Charges or levies, either not yet due and payable or to the extent that nonpayment thereof is permitted by the terms of this Note; (b) pledges or deposits securing obligations under worker’s compensation, unemployment insurance, social security or public liability laws or similar legislation; (c) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases to which Borrower is a party as lessee made in the ordinary course of business in an aggregate amount, including the encumbrances listed in clause (i); (d) deposits securing public or statutory obligations of Borrower; (e) inchoate and unperfected workers’, mechanics’, or similar liens arising in the ordinary course of business so long as such Liens attach only to Equipment, fixtures or real estate; (f) [reserved]; (g) deposits of money securing, or in lieu of, surety, appeal or customs bonds in proceedings to which Borrower is a party; (h)  zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same do not materially impair the use, value, or marketability of such real estate; (i) the lien on Company’s Inventory, for collateral security for the payment in full of the Company’s obligations to pay Corium Innovations, Inc. for two commercial batches and certain raw materials; (j) [reserved]; and (k) Liens in favor of Lender securing the Obligations.

1.28“Proxy Filing Date” means the date on which the Borrower has filed a definitive proxy statement on Schedule 14A (the “Proxy Statement”) regarding a special meeting of stockholders of Borrower held to approve the transactions contemplated by the APM and containing a fixed price per Share to be paid to holders of the Company Common Stock.

1.29“Requirement of Law” means as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case binding upon such Person or any of its property or to which such Person or any of its property is subject.

1.30“Restricted Payment” means:  (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets on or in respect of Borrower’s Stock; (b) any payment or distribution made in respect of any subordinated Indebtedness of Borrower in violation of any subordination or other agreement made in favor of Lender; (c) any payment on account of the purchase, redemption, defeasance or other retirement of Borrower’s Stock or Indebtedness or any other payment or distribution made in respect of any thereof, either directly or indirectly, other than with respect to clauses (a), (b) and (c) any such declaration, payment or incurrence arising under this Note;  (d) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person which is not expressly and specifically permitted in this Note; or (e) any loan, contribution, redemption or distribution in respect of the Warrants; provided, that no payment or obligation to Lender shall constitute a Restricted Payment.

1.31“Security Agreement” means that certain Intellectual Property Security Agreement by and between the Borrower and Lender, dated as of the date hereof.

1.32“Stated Expiry Date” means the earliest to occur of (i) November 22, 2024 and (ii) the date on which the Commitment Amount is reduced to zero or otherwise terminated pursuant to the terms hereof.

1.33“Termination Date” means the date on which all Obligations are indefeasibly paid in full, in cash and the Commitment Amount is reduced to zero or otherwise terminated pursuant to the terms hereof.

1.34“Warrants” means the Company Warrants as defined in the APM.

ARTICLE II

INTEREST PROVISIONS

2.1Interest Rate. Borrower promises to pay interest on the principal amount outstanding of this Note at the Interest Rate.  Interest on each Loan shall accrue from the date of issuance of such Loan until repayment of the principal amount and payment of all accrued interest in respect of such Loan in full.

2.2Computation of Interest.  All computations of interest shall be made by Lender on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable.  Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.  In no event will Lender charge interest at a rate that exceeds the highest rate of interest permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

2.3Default Rate.  Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the interest rates applicable to the Loans shall automatically be increased by four percentage points (4%) per annum without any notice to Borrower or any other action of Lender (such increased rate, the “Default Rate”), and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at the Default Rate.

2.4Payment Dates.  If any interest or other payment (including Fees) to Lender under this Note becomes due and payable on a day other than a Business Day, such payment date shall be extended to the next succeeding Business Day (and interest thereon shall be payable at the then applicable rate during such extension).

ARTICLE III

LOANS, PRINCIPAL PAYMENTS AND PREPAYMENTS

3.1Commitment Amount.  Subject to the terms and conditions herein set forth, Lender agrees, during the Availability Period, to extend to Borrower a revolving line of credit as more fully set forth in Section 3.2 hereof in an aggregate amount not to exceed the Commitment Amount.

3.2Revolving Credit Commitment.  Subject to the terms and conditions herein set forth, including the Conditions Precedent to the making of a Loan in Section 4.2 or Section 4.3, as applicable, being satisfied or waived, Lender shall make, on any Business Day during the Availability Period, subject to Section 3.3, Loans to Borrower at any time and from time to time in an aggregate outstanding principal amount up to the Commitment Amount at any such time.  Subject to the terms and conditions herein, Borrower may borrow, repay without penalty or premium and re-borrow Loans hereunder, during the Availability Period and, for the avoidance of doubt, may repay without penalty or premium at any time prior to the Proxy Filing Date.

3.3Request for Loans and Funding.  Each Loan shall be made upon Borrower’s written notice to Lender (a “Loan Request”), substantially in the form provided in Exhibit A attached hereto and containing the certifications set forth in Exhibit A, such Loan Request must be received by Lender not later than four (4) Business Days prior to the requested date of such Loan.  On the requested day of such Loan, Lender shall deliver the proceeds of such Loan in immediately available funds to an account designated by Borrower to Lender in writing.  The initial Loan Request shall be made on July 1, 2024 (or such other day as Lender shall agree in its sole discretion), for an amount equal to $6,500,000 (the “Initial Loan”).  Subsequent Loan Requests shall be made by the Company (in such amounts as necessary) after July 15, 2024.

3.4Principal Payments.  Subject to acceleration following the occurrence of an Event of Default, Borrower shall pay the principal amount due under this Note and all accrued and unpaid interest on the Stated Expiry Date.

3.5Voluntary Prepayment.  Borrower may at any time prior to the Proxy Filing Date, on at least five (5) days’ prior written notice to Lender voluntarily prepay all or part of the Loan; provided that any such prepayments shall be in a minimum amount of Five Thousand Dollars ($5,000.00) and integral multiples of Five Thousand Dollars ($5,000.00) in excess of such amount.

3.6Mandatory Prepayment.

(a)Immediately upon receipt by Borrower of any cash proceeds of any sale, transfer, license, lease, casualty or condemnation event, or other disposition of (x) marketable securities or (y) all or a significant portion of all of Borrower’s respective businesses, property or assets, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of (i) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Borrower in connection therewith, (ii) transfer taxes, and (iii) an appropriate reserve for income taxes in accordance with GAAP in connection therewith.  The proceeds of sales of inventory in the ordinary course of business shall not be subject to mandatory prepayment under this clause (a).

(b)Immediately upon receipt by Borrower of any cash proceeds in respect of any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of (i) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by such Borrower in connection therewith, (ii) transfer taxes, (iii) an appropriate reserve for income taxes in accordance with GAAP in connection therewith.  The proceeds of sales of inventory in the ordinary course of business, shall not be subject to mandatory prepayment under this clause (b).

(c)If Borrower issues any Company Common Stock, no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to all such proceeds, net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith.

(d)If the Borrower incurs any Indebtedness in violation of this Note, no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay the Loans in an amount equal to all such proceeds.

(e)In the event and on such occasion that, if the sum of the aggregate principal of all of the Loans exceeds the aggregate Commitment Amount, the Borrower shall immediately repay the Loans in an aggregate principal amount sufficient to cause the aggregate amount of all Loans outstanding to be less than or equal to the aggregate Commitment Amount.

(f)Nothing in this Section 3.7 shall be construed to constitute Lender’s consent to any transaction that is not permitted by other provisions of this Note or the APM.

(g)Notwithstanding anything in this Section 3.7 to the contrary, no mandatory prepayment in respect of clauses (a), (b), (c), (d) or (e) of this Section 3.7 shall be required or permitted after the Proxy Filling Date unless such is required to avoid any change to the purchase price per share of Company Common Stock provided in the Proxy Statement.

3.7Application of Certain Prepayments.  Any prepayments made by Borrower pursuant to Sections 3.6 and 3.7 above shall be applied as follows: first, to Fees and reimbursable expenses of Lender then due and payable pursuant hereto; second, to interest then due and payable on the Loan; and third, to prepay the principal of the Loan until the Loans shall have been prepaid in full.

3.8Termination and Reduction of Commitment Amount.

(a)Unless previously terminated, the Commitment Amount shall terminate on the Stated Expiry Date.

(b)The Borrower may at any time terminate the Commitment Amount when the Obligations have been paid in full.

(c)The Borrower shall notify the Lender of any election to terminate or reduce the Commitment Amount under forgoing paragraph (b) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Each notice delivered by the Borrower pursuant hereto shall be irrevocable. Any termination or reduction of the Commitment Amount shall be permanent.

ARTICLE IV

CONDITIONS PRECEDENT

4.1The obligations of the Lender to make Loans hereunder shall not become effective until the date on which each of the following conditions are satisfied (or waived by Lender in writing, in its sole discretion):

(a)The APM and all other material agreements delivered in connection therewith shall each be in form and substance satisfactory to the Lender and shall each have been executed on the Closing Date and delivered to the Lender and be in full force and effect in accordance with their respective terms.

(b)The Lender shall have received a certificate of the Borrower, dated the Closing Date and executed by the Borrower, which certificate shall (i) certify that attached thereto is a true and complete copy of the resolutions or written consents of the board of directors or other governing body (including any committee thereof) of Borrower authorizing the execution, delivery and performance of this Note, and that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect, and (ii) identify by name and title and bear the signatures of the authorized officer or authorized signatory of Borrower authorized to sign this Note, (iii) certify that attached thereto is a true and complete copy of (x) the certificate of incorporation of Borrower certified by the relevant authority of the jurisdiction of organization of Borrower and (y) a true and correct copy of its bylaws and that such document have not been further amended and (iv) a certificate dated as of a recent date from the relevant authority of the jurisdiction of organization of Borrower, evidencing the good standing of Borrower.

(c)Lender and its counsel shall have received an original executed copy of the written legal opinion of Morgan Lewis & Bockius LLP, counsel to Borrower, as to due authorization of this Note by Borrower, no registration as an “investment company”, customary corporate housekeeping matters, government approvals, no conflicts and enforceability of this Note, dated as of the Closing Date and in form and substance satisfactory to the Lender.

(d)At the time of and immediately after giving effect to such Borrowing no Event of Default shall have occurred and be continuing.

4.2The obligation of Lender to make the Initial Loan is subject to the satisfaction (or waiver by Lender in writing, in its sole and absolute discretion) of the following conditions:

(a)The representations and warranties of the Borrower set forth in this Note or the APM shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing (it being understood and agreed that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(b)At the time of and immediately after giving effect to the Initial Loan, no Event of Default shall have occurred and be continuing.

4.3The obligation of Lender to make a Loan on the occasion of any Borrowing after the Initial Loan is subject to the satisfaction (or waiver by Lender in writing, in its sole and absolute discretion) of the following conditions:

(a)The representations and warranties of the Borrower set forth in this Note or the APM shall be true and correct in all material respects with the same effect as though made on and as of the date of such Borrowing (it being understood and agreed that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(b)At the time of and immediately after giving effect to such Borrowing no Event of Default shall have occurred and be continuing.

(c)At the time and immediately after giving effect to such Borrowing the sum of the aggregate principal of all of the Loans shall not exceed the aggregate Commitment Amount.

(d)If such Borrowing is requested for a date that is after the Proxy Filing Date, at the time and immediately after giving effect to such Borrowing and the use of proceeds thereof, such Loan will not affect the purchase price per share of Company Common Stock provided in the Proxy Statement.

ARTICLE V

USE OF PROCEEDS

Borrower shall use the proceeds of the Loan to (1) to acquire materials for future commercial batches, (2) make payments to certain vendors, (3) make payments to the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8), and (4) to provide for working capital in the ordinary course of business and in keeping with past practices, provided that (x) following the Proxy Filing Date the Borrower may not use any proceeds that would change the purchase price per share provided in the Proxy Statement and (y) no portion of the proceeds of any Loan may be used for any Restricted Payments (including for the avoidance of doubt Restricted Payments permitted under the APM).

ARTICLE VI

PAYMENTS

6.1Receipt of Payments.  Borrower shall make each payment under this Note without set-off, counterclaim or deduction and free and clear of all Taxes not later than 11:00 a.m. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. If Borrower shall be required by law to deduct any Taxes from any payment to Lender, then the amount payable to Lender shall be increased so that, after making all required deductions, Lender receives an amount equal to that which it would have received had no such deductions been made.

6.2Application and Allocation of Payments.  Any payments made by Borrower to the Lender shall be applied in the same order as provided in Section 3.8 hereof.

6.3Accounting.  Lender is authorized to record on its books and records the date and amount of the Loans and each payment of principal thereof and such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.  Lender shall provide Borrower on a quarterly basis a statement and accounting of such recordations, but any failure on the part of the Lender to keep any such recordation (or any errors therein) or to send a statement thereof to Borrower shall not in any manner affect the obligation of Borrower to repay (with applicable interest) the Loans made to Borrower under this Note.  Except to the extent that Borrower shall, within thirty (30) days after such statement and accounting is sent, notify Lender in writing of any objection Borrower may have thereto (stating with particularity the basis for such objection), such statement and accounting shall be deemed final, binding and conclusive upon Borrower, absent manifest error.

ARTICLE VII

INDEMNITY

Borrower agrees to indemnify and hold Lender and its Affiliates, and their respective employees, attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Note or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Note or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, including any and all product liabilities, Taxes and legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to this Note (collectively, “Indemnified Liabilities”), except to the extent that any such Indemnified Liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO BORROWER, ANY

SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR ANY ACT OR FAILURE TO ACT UNDER ANY POWER OF ATTORNEY OR FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

ARTICLE VIII

REPRESENTATIONS, WARRANTIES AND AFFIRMATIVE COVENANTS

To induce Lender to make the Loans, Borrower represents and warrants to Lender (each of which representations and warranties shall survive the execution and delivery of this Note), and promise to and covenant and agree with Lender until the Termination Date as follows:

8.1Corporate Power; Authorization; Enforceable Obligations.  The execution, delivery and performance by Borrower hereof: (a) are and will continue to be within Borrower’s power and authority; (b) have been and will continue to be duly authorized by all necessary or proper action; (c) are not and will not be in violation of any Requirement of Law or Contract binding upon Borrower; (d) do not and will not result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Borrower’s assets; and (e) do not and will not require the consent or approval of any Governmental Authority or any other Person.  As of the Closing Date, this Note and each other Loan Document shall have been duly executed and delivered on behalf Borrower, and upon such execution and delivery shall be and will continue to be a legal, valid and binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

8.2Government Regulation; Margin Regulations.  Borrower is not subject to or regulated under any Federal or state statute, rule or regulation that restricts or limits such Person’s ability to incur Indebtedness, or to perform its obligations under the Loan Documents.  The making of the Loans, the application of the proceeds and repayment thereof, and the consummation of the transactions contemplated by the Loan Documents do not and will not violate any Requirement of Law. Borrower is not engaged, nor will it engage in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin security” as such terms are defined in Regulation U the Federal Reserve Board as now and hereafter in effect (such securities being referred to herein as “Margin Stock”).  Borrower does not own any Margin Stock, and none of the proceeds of the Loans or other extensions of credit under this Note will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock.  Borrower will not take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

8.3Further Assurances.  At any time and from time to time, upon the written request of Lender and at the sole expense of Borrower, Borrower shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Lender may reasonably deem desirable (a) to obtain the full benefits of this Note or (b) to enable Lender to exercise all or any of the rights and powers herein granted.

8.4PATRIOT Act, Anti-Money Laundering. The Borrower is, and to the knowledge of the Borrower, its directors, officers, employees and agents are, in compliance in all material respects with the PATRIOT Act and any other applicable terrorism and money laundering laws, rules, regulations and orders.

8.5APM Representations. The Borrower hereby reaffirms to Lender all of the representations and warranties made by it to Parent pursuant to Article 4 of the APM, subject in each case to all of the limitations and qualifications set forth therein, as if they were set forth in full herein.

ARTICLE IX

NEGATIVE COVENANTS

Borrower covenants and agrees that, without Lender’s prior written consent, from the Closing Date until the Termination Date, it shall not, directly or indirectly, by operation of law or otherwise take any action which, if taken during such period without Parent’s consent, would constitute a breach of any of the covenants Section 6.1(b) of the APM.

ARTICLE X

EVENTS OF DEFAULT: RIGHTS AND REMEDIES

10.1Events of Default.  The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an “Event of Default” hereunder which shall be deemed to be continuing until waived in writing by Lender in accordance with the terms of this Note:

(a)Borrower shall fail to make any payment in respect of any Obligations when due and payable or declared due and payable; or

(b)Borrower shall create or permit any Lien on any Company Intellectual Property or other Collateral, other than Permitted Liens; or

(c)an event of default shall occur under any Contract with a value in excess of $100,000 of Borrower (other than this Note or the APM), and such event of default (i) involves the failure to make any payment (whether or not such payment is blocked pursuant to the terms of an intercreditor agreement or otherwise), whether of principal, interest or otherwise, and whether due by scheduled maturity, required prepayment, acceleration, demand or otherwise, in respect of any Indebtedness (other than the Obligations) of such Person in an aggregate amount exceeding $100,000, or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

(d)any representation or warranty in any Loan Document, or in any written statement pursuant thereto, or in any report, financial statement or certificate made or delivered to Lender by Borrower shall be untrue or incorrect in any material respect as of the date when made or deemed made (it being understood and agreed that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects); or

(e)there shall be commenced against any Borrower any Proceedings seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that remains unstayed or undismissed for thirty (30) consecutive days; or Borrower shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation that may be fraudulent under any bankruptcy, fraudulent transfer or other similar law; or

(f)a case or proceeding shall have been commenced involuntarily against Borrower in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person’s right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Note or any other Loan Document or any action taken hereunder or thereunder; or

(g)Borrower shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this Section or clauses (i) and (ii) of this paragraph (g), or (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or

(h)[reserved]; or

(i)[reserved]; or

(j)[reserved]; or

(k)the APM is terminated in accordance with Article VIII thereof; or

(l)the Borrower fails to obtain the Requisite Company Vote following three (3) adjournments of the Stockholders’ Meeting in order to obtain the Requisite Company Vote; or

(m)the Borrower shall sell, transfer, license, lease, distribute, transfer, or otherwise dispose of all or substantially all of its assets to any other Person, including an affiliate or subsidiary of Borrower.

10.2Remedies.  If any Event of Default shall have occurred and be continuing, Lender may, without notice, take any one or more of the following actions:  (i) declare all or any portion of the Obligations to be forthwith due and payable, including contingent liabilities, whereupon such Obligations shall become and be due and payable; (ii) terminate the Commitment Amount, whereupon the Commitment Amount shall terminate immediately, or (iii) exercise any rights and remedies provided to Lender under the Loan Documents or at law or equity; provided, that upon the occurrence of any Event of Default specified in Sections 10.1(e), (f) or (g), the Obligations shall become immediately due and payable without any action on the part of the Lender and the Commitment Amount will terminate immediately without any action on the part of the Lender.  Lender’s rights and remedies under this Note shall be cumulative and nonexclusive of any other rights and remedies that Lender may have under any Loan Document or at law or in equity; and provided further that Lender may not exercise any remedies pursuant to this section 10.2 in respect of an Event of Default specified in Sections 10(k) and (l) unless such Event of Default has occurred and been continuing for 150 days.  All provisions of this Note are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited, to the extent necessary, so that they do not render this Note invalid or unenforceable, in whole or in part.

10.3Waivers by Credit Parties.  Except as otherwise provided for in this Note and to the fullest extent permitted by applicable law, Borrower waives:  (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, and hereby ratifies and confirms whatever Lender may do in this regard; and (b) the benefit of all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Note, the other Loan Documents and the transactions evidenced hereby and thereby.

ARTICLE XI

MISCELLANEOUS

11.1Complete Agreement; Modification of Note.  This Note and the other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof, supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), and no Loan Document may be modified, altered or amended except by a written agreement signed by Lender, and Borrower. Borrower shall have all duties and obligations under this Note and such other Loan Document from the date of its execution and delivery, regardless of whether the Loan has been funded at that time.

11.2Expenses.  Borrower agrees to pay or reimburse Lender for all costs and expenses (including the reasonable actual out-of-pocket fees and expenses of all special counsel, advisors, consultants) incurred in connection with:  (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents and the preservation of any rights thereunder; (b) collection, including deficiency collections; (c) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of any Loan (including a wire transfer fees); (d) any amendment, extension, modification or waiver of, or consent with respect to any Loan Document or advice in connection with the administration of the Loans or the rights thereunder; (e) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Person or Persons), and an appeal or review thereof, in any way relating to the Borrower, the Borrower’s assets or business, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (f) any effort (i) to monitor the Loans or (ii) to evaluate, observe or assess Borrower.

11.3Rules of Construction.  Any accounting term used in this Note or the other Loan Documents shall have, unless otherwise specifically provided therein, the meaning customarily given such term in accordance with GAAP, and all financial computations thereunder shall be computed, unless otherwise specifically provided therein, in accordance with GAAP consistently applied; provided, that all financial covenants and calculations in the Loan Documents shall be made in accordance with GAAP as in effect on the Closing Date unless Borrower and Lender shall otherwise specifically agree in writing.  That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing.  The words “herein,” “hereof” and “hereunder” or other words of similar import refer to this Note as a whole, including the exhibits and schedules thereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Note.For purposes of this Note and the other Loan Documents, the following additional rules of construction shall apply, unless specifically indicated to the contrary:  (a) wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural; (b) the term “or” is not exclusive; (c) the term “including” (or any form thereof) shall not be limiting or exclusive; (d) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; and (e) all references to any instruments or agreements, including references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

11.4No Waiver.  Neither Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of any Loan Document, nor Lender’s failure to exercise, nor any delay in exercising, any right, power or privilege hereunder, (a) shall waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith, or (b) shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or future exercise thereof or the exercise of any other right, power or privilege. Any suspension or waiver of a Default or other provision under the Loan Documents shall not suspend, waive or affect any other Default under any Loan Document, whether the same is prior or subsequent thereto and whether of the same or of a different type, and shall not be construed as a bar to any right or remedy that Lender would otherwise have had on any future occasion. None of the undertakings, indemnities, agreements, warranties, covenants and representations of Borrower to Lender contained in any Loan Document and no Default by Borrower under any Loan Document shall be deemed to have been suspended or waived by Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of Lender and directed to Borrower specifying such suspension or waiver (and then such waiver shall be effective only to the extent therein expressly set forth), and

Lender shall not, by any act (other than execution of a formal written waiver), delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder.

11.5Severability; Section Titles.  Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.  Except as otherwise expressly provided for herein, no termination or cancellation (regardless of cause or procedure) of any financing arrangement hereunder shall in any way affect or impair the Obligations, duties, covenants, representations and warranties, indemnities, and liabilities of Borrower or the rights of Lender relating to any unpaid Obligation (due or not due, liquidated, contingent or unliquidated), or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Termination Date, all of which shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that all indemnity obligations of Borrower hereunder shall survive the Termination Date.  The Section titles contained herein are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

11.6Notices.  Except as otherwise provided herein, whenever any notice, demand, request or other communication shall or may be given to or served upon any party by any other party, or whenever any party desires to give or serve upon any other party any communication with respect to this Note, each such notice, demand, request or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) days after deposit in the United States mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States mail as otherwise provided in this Section), (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (d) when hand-delivered, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated in Schedule A or to such other address (or facsimile number) as may be substituted by notice given as herein provided.  The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.  Failure or delay in delivering copies of any notice, demand, request or other communication to any Person (other than any Borrower or Lender) designated in Schedule A to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request or other communication.

11.7Counterparts.  This Note may be authenticated in any number of separate counterparts by any one or more of the parties thereto, and all of said counterparts taken together shall constitute one and the same instrument.  This Note may be authenticated by manual signature, facsimile or, if approved in writing by Lender, electronic means, all of which shall be equally valid.

11.8Successors and Assigns.  This Note shall be binding on and shall inure to the benefit of Borrower, Lender, and their respective successors and assigns, except as otherwise provided herein or therein.  Borrower may not assign, transfer, hypothecate, delegate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Lender.  Any such purported conveyance by Borrower or without the prior express written consent of Lender shall be void. There shall be no third party beneficiaries of any of the terms and provisions of any of the Loan Documents.  Lender reserves the right at any time to create and sell participations in the Loans and the Loan Documents and to sell, transfer or assign any or all of its rights in the Loans and under the Loan Documents.

11.9GOVERNING LAW.  THE LOAN DOCUMENTS AND THE OBLIGATIONS ARISING UNDER THE LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

11.10SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS NOTE OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE; PROVIDED, THAT LENDER AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON ANY OTHER SECURITY GRANTED TO IT FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SCHEDULE A OF THIS NOTE AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(b)THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN LENDER AND

BORROWER ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

11.11Reinstatement.  This Note shall continue to be effective, or be reinstated, as the case may be, if at any time payment of all or any part of the Obligations is rescinded or must otherwise be returned or restored by Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, or otherwise, all as though such payments had not been made.

11.12Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed this Note and, specifically, the provisions of Sections 11.10 and 11.11, with its counsel.

11.13No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Note.  In the event an ambiguity or question of intent or interpretation arises, this Note shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Note.

ARTICLE XII

REPLACEMENT OF NOTE

On receipt by Borrower of an affidavit of an authorized representative of Lender stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of this Note), Borrower, at Lender’s expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor.

ARTICLE XIII

SECURITY INTEREST

The obligations under this Note are secured by a security interest granted to the Lender in the Collateral as more fully described in the Loan Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower has caused this Promissory Note to be duly executed as of the date first written above.

/
AGILE THERAPEUTICS, INC,

	By:	/s/ Alfred Altomari
Name: Alfred Altomari
Title: Chairperson and CEO

EXELTIS USA, INC.

	By:	/s/ Robert Spina
Name: Robert Spina
Title: President

EXHIBIT A

LOAN REQUEST

Re:Loan Request dated [●], 2024

Ladies and Gentlemen:

Reference is made to that certain Revolving Promissory Note (the “Note”), dated as of June [___], 2024, between AGILE THERAPEUTICS, INC., as Borrower, and EXELTIS USA, INC., as Lender.  Capitalized terms used but no otherwise defined herein shall have the meanings assigned to such terms in the Note.

This notice constitutes a Loan Request and the Borrower hereby gives you notice, pursuant to Section 3.3 of the Note, that it requests a Borrowing under the Note, and that the Borrower specifies the following information with respect to such Borrowing:

(A)	Aggregate principal amount of requested Borrowing: _________________
(B)	Date of requested Borrowing (which is a Business Day):________________
(C)	Aggregate amount of Borrowings in such Calendar week after giving effect to the requested Borrowing: ______________
(D)	Location and number of the Borrower’s account to which proceeds of the requested Borrowing are to be disbursed: [NAME OF BANK] (Account No.: ______________).
(E)	the aggregate principal amount of all outstanding Loans, after giving effect to such requested Borrowing is: ____________.

The undersigned hereby certifies that (i) the conditions specified in paragraphs [(a) and (b) of Section 4.2]1[(a), (b), (c) and (d) of Section 4.3]2 of the Note have been satisfied and (ii) the proceeds of the Loan will be used only as expressly permitted under the Note.

AGILE THERAPEUTICS, INC.

By:
Name:
Title:

[1]	Note to Draft: Delete if Borrowing request is not for the Initial Loan.
[2]	Note to Draft: Delete if Borrowing request is for the Initial Loan.